QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.2

FORM OF

AMENDED AND RESTATED BY-LAWS

OF

MERISANT WORLDWIDE, INC.

ARTICLE I

Stockholders Meetings

        Section 1.1    Annual Meetings. (a) An annual meeting of stockholders of Merisant Worldwide, Inc. (the "Corporation") shall be held for the election of directors at such date, time and place as may be fixed by resolution of the Board of Directors from time to time. Subject to paragraph (b) of this Section 1.1, any proper business may be transacted at an annual meeting.

        (b)   Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary of the Corporation, delivered or mailed to and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year's annual meeting date, written notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which the first public disclosure of the date of the annual meeting was made. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's records, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder (as defined under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and (5) any interest of the stockholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

        Section 1.2    Special Meetings. Subject to the rights of holders of any series of Preferred Stock and subject to the rights of the holders of the Corporation's Class B common stock to elect additional directors under specified circumstances, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors or by the Chairman of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the Corporation's notice of meeting.

        Section 1.3    Notice of Meetings. A written notice of each annual or special meeting of stockholders shall be given stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, such notice of meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

        Section 1.4    Adjournments. Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3.

        Section 1.5    Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of stockholders. In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-laws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders to lawfully transact business.

        Section 1.6    Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the President, or in his or her absence, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 1.7    Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting on any question or in any election need not be by written ballot. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

        Section 1.8    Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation of the Corporation or any amendments thereto and subject to Section 4.4 of Article IV hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

        Section 1.9    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary of the Corporation or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

        Section 1.10    Fixing Date of Determination of Stockholders of Record.

        (a)   In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock, or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

        (b)   If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        (c)   A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

        Section 1.11    List of Stockholders Entitled to Vote. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

ARTICLE II

Board of Directors

        Section 2.1    Number. The initial Board of Directors shall consist of seven directors. Thereafter, the number of directors shall be such as the board of directors may by resolution direct from time to time; provided that in no event shall it exceed the maximum number set forth in the Certificate of Incorporation. Except as otherwise provided in the amended and restated certificate of incorporation or by law, at each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected by a plurality of the votes cast in such election. Each director shall hold office for a term that will expire at the annual meeting of stockholders immediately succeeding their election, and until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The chairman of the board, if one be elected, shall be chosen from among the directors.

        Section 2.2    Election; Resignation; Vacancies.

        (a)   At each annual meeting, the stockholders shall elect directors each to hold office until the next annual meeting and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

        (b)   Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as directors of the Corporation. Subject to the rights of holders of any series of Preferred Stock and subject to the rights of the holders of the Corporation's Class B common stock to elect two directors as provided in the Certificate of Incorporation, nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b). Any nomination by a stockholder must be made by written notice to the Secretary of the Corporation delivered or mailed to and received at the principal executive offices of the Corporation: (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year's annual meeting date, written notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which the first public disclosure of the date of the special meeting was made. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for the giving of a stockholder notice as described above. A stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class, series and number of shares of stock of the Corporation which are beneficially owned by such person (as defined under Sections 13 and 14 of the Exchange Act), (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the Corporation pursuant to Regulation 14A under the Exchange Act, had the nominee been nominated by the Board of Directors, and (5) such person's written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and (y) as to the stockholder giving notice: (1) the name and address, as they appear on the Corporation's records, of such stockholder, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder (determined as provided in clause (x)(3) above), (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote on the election of directors at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (4) a description of all agreements, arrangements or understandings between the stockholder and each nominee of the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting at which a stockholder nomination is presented shall, if the facts warrant, determine and declare to the meeting that such nomination was not made in accordance with the procedures prescribed by this paragraph (b), and, in such event, the defective nomination shall be disregarded.

        (c)   Any director may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

        (d)   Subject to the rights of holders of any series of Preferred Stock and subject to the rights of the holders of the Corporation's Class B common stock (for so long as Tabletop Holdings, LLC, together with its affiliates (as that is defined in Rule 12b-2 under the Exchange Act), is the beneficial owner (as that term is defined in Rule 13d-3 of the Exchange Act) of more than 5% of the aggregate outstanding shares of common stock of the Corporation on a fully-diluted basis) to elect two directors to the board of directors, any vacancy in the board of directors caused by death, resignation, removal (whether or not for cause), disqualification, an increase in the number of directors or any other cause may be filled by the majority vote of the remaining directors of the Corporation at the next annual meeting, any regular meeting or any special meeting called for the purpose, even if less than a quorum (and not by stockholders). Each director so elected shall hold office for the unexpired term or for such lesser term as may be designated and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided. In case all the directors shall die or resign or be removed or disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors may be elected for the unexpired term.

        Section 2.3    Regular Meetings. A regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors.

        Section 2.4    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting. The purpose or purposes of a special meeting need not be stated in the call or notice.

        Section 2.5    Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the President, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

        Section 2.6    Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these By-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 2.7    Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

        Section 2.8    Telephonic Meetings. Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.8 shall constitute presence in person at such meeting.

        Section 2.9    Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee.

        Section 2.10    Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article II of these By-laws.

        Section 2.11    Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

        Section 2.12    Interested Directors. A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.

        Section 2.13    Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 2.14    Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a director who is present at a meeting of the Board of Directors or a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE III

Officers

        Section 3.1    Executive Officers; Election; Qualification; Term of Office. The Board of Directors shall elect a President and may, if it so determines, a Chairman of the Board from among its members. The Board of Directors shall also elect a Secretary and may elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

        Section 3.2    Resignation; Removal; Vacancies. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

        Section 3.3    Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

        Section 3.4    Chief Executive Officer. The Chief Executive Officer of the Corporation shall in general supervise and control all of the business affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer may execute, in the name and on behalf of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the Board of Directors or a committee thereof to some other officer or agent of the Corporation.

        Section 3.5    Secretary. In addition to such other duties, if any, as may be assigned to the Secretary by the Board of Directors, the Chairman of the Board, if any, or the President, the Secretary shall (i) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (iii) be the custodian of the records and seal of the Corporation; (iv) affix or cause to be affixed the seal of the Corporation or a facsimile thereof, and attest the seal by his or her signature, to all certificates for shares of stock of the Corporation and to all other documents the execution of which under seal is authorized by the Board of Directors; and (v) unless such duties have been delegated by the Board of Directors to a transfer agent of the Corporation, keep or cause to be kept a register of the name and address of each stockholder, as the same shall be furnished to the Secretary by such stockholder, and have general charge of the stock transfer records of the Corporation.

ARTICLE IV

Stock Certificates and Transfers

        Section 4.1    Certificate. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President, and by the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be facsimile, stamp or other imprint. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

        Section 4.2    Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 4.3    Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4.2 of these By-laws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder's attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

        Section 4.4    Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

ARTICLE V

Notices

        (a)   Manner of Notice. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, whenever notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, or by delivering it to a telegraph company, charges prepaid, for transmission, or by transmitting it via telecopier, to such stockholder, director or member, either at the address of such stockholder, director or member as it appears on the records of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these By-laws.

        Section 5.2    Dispensation with Notice.

        (a)   Whenever notice is required to be given by law, the Certificate of Incorporation or these By-laws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders, and all notices of meetings of stockholders to such stockholder during the period between such two consecutive annual meetings; or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

        (b)   Whenever notice is required to be given by law, the Certificate of Incorporation or these By-laws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

        Section 5.3    Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice.

ARTICLE VI

General

        Section 6.1    Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

        Section 6.2    Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

        Section 6.3    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

        Section 6.4    Amendment of By-laws. These By-laws may be altered or repealed, and new By-laws made, by the majority vote of the whole Board of Directors, but the stockholders may make additional By-laws and may alter and repeal any By-laws whether adopted by them or otherwise by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting power of the Corporation's capital stock entitled to vote thereon, voting together as a single class.

        Section 6.5    Special Restriction Regarding Issuance of Class A Common Stock. The Corporation shall not issue any shares of Class A Common Stock as long as any income deposit securities ("IDSs") are outstanding unless (a) such shares are issued together with the Corporation's    % Senior Subordinated Notes due 2019 (the "Senior Subordinated Notes") in the form of IDSs of the Corporation in a transaction that has been registered with the Securities and Exchange Commission (the "SEC") or (b) any IDSs that may result from the combination of such shares of Class A Common Stock and the Corporation's Senior Subordinated Notes have been issued in a transaction registered with the SEC.

QuickLinks

FORM OF AMENDED AND RESTATED BY-LAWS OF MERISANT WORLDWIDE, INC.